Exhibit 99.1 Press Release

Allied Nevada Reports Third Quarter 2014 Financial Results

November 3, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) provides financial and operating results for the three and nine months ended September 30, 2014.
Third Quarter Highlights:

•
As previously released, we produced 49,630 ounces of gold and 525,942 ounces of silver and sold 52,176 ounces of gold and 535,407 ounces of silver in the third quarter of 2014. Year to date in 2014 we have produced 166,608 ounces of gold and 1.4 million ounces of silver and sold 168,696 ounces of gold and 1.4 million ounces of silver. Gold and silver ounces sold in the first nine months of 2014 were 39% and 180% higher, respectively, than in the same period in 2013.

•	We anticipate full year metal sales of 220,000 to 230,000 ounces of gold and 1.9 to 2.0 million ounces of silver.

•
Adjusted cash costs per ounce[1] (before write-down) of $856 in the third quarter of 2014. After writing down production inventories in the third quarter of 2014 by $70.7 million, our third quarter adjusted cash cost per ounce[1] increased to $1,904. Year to date, adjusted cash costs per ounce[1], before and after write-down, were $822 and $1,146. We continue to anticipate adjusted cash costs per ounce[1] (before write-down) to be within our guided range of $825 to $850 for 2014.

•
Net loss for the third quarter of 2014 was $62.4 million, or $0.60 per share. Excluding the effect of the $70.7 million write-down mentioned above, adjusted net loss[2] for the third quarter of 2014 was $13.1 million, or $0.13 per share.

•
Cash and cash equivalents at September 30, 2014 were $5.8 million, excluding the $10.0 million in restricted cash held by our banks under our revolving credit agreement (the “Revolver”). We had borrowed $5.0 million under the revolving credit facility at the end of the third quarter.

•	As scheduled, we completed a feasibility study for a Hycroft mill expansion in October 2014 that confirmed and improved on the results of the April 2014 prefeasibility study.
Hycroft Operations Update
We remained committed to our core values, health and safety, and operated in a safety-conscious and environmentally responsible manner with no lost-time incidents during the third quarter of 2014. We continued to implement programs designed to increase our employees’ knowledge and awareness of mine-site health, safety and environmental responsibility.

1
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Quarterly Report on Form 10-Q titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

2
The term “adjusted net (loss) income” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release titled “Non-GAAP Financial Measures” for further information on adjusted net (loss) income.

Exhibit 99.1 Press Release

Key operating statistics for the three and nine months ended September 30, 2014, compared with the same periods in 2013, are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Ore mined (000's tons)	3,003	12,690	24,314	32,074
Ore mined and crushed (000’s tons)	1,889	—	2,273	—
Ore mined and stockpiled (000's tons)	627	948	2,945	1,752
Waste mined (000's tons)	18,130	8,395	44,653	23,320
	23,649	22,033	74,185	57,146
Excavation mined (000's tons)	—	—	—	3,288

Ore mined grade - gold (oz/ton)	0.013	0.011	0.010	0.011
Ore mined grade - silver (oz/ton)	0.346	0.253	0.358	0.213

Ounces produced - gold	49,630	52,198	166,608	129,412
Ounces produced - silver	525,942	184,070	1,419,599	504,911

Ounces sold - gold	52,176	52,713	168,696	121,481
Ounces sold - silver	535,407	184,082	1,416,473	505,151

Average realized price - gold ($/oz)	$1,275	$1,378	$1,289	$1,421
Average realized price - silver ($/oz)	$19	$22	$20	$24

Adjusted cash costs per ounce, excluding write-down[1]	$856	$905	$822	$794
Adjusted cash costs per ounce[1]	$1,904	$905	$1,146	$794
As shown above, total tons mined, tons crushed, ounces produced, and ounces sold during the first nine months of 2014 significantly increased from the comparable 2013 period. Operational increases were attributable to the heap leach expansion projects completed during the second half of 2013, which included a 21,500 gallons per minute Merrill-Crowe plant, the North leach pad, and the addition of two electric wire rope shovels. In 2014, the only ongoing heap leach expansion project was the crushing system, which, as of June 2014, was operating at a capacity (in terms of throughput) sufficient to support our current heap leach operations. Gold ounces sold during the third quarters of 2014 and 2013 were comparable but increased by 39% (or 47,215 ounces) during the first nine months of 2014 compared to the same period of 2013. Silver ounces sold during the three and nine months ended September 30, 2014 increased by 191% (or 351,325 ounces) and 180% (or 911,322 ounces), respectively, compared to the same periods of 2013.
During the third quarter and first nine months of 2014, our total tons mined slightly exceeded our planned tons by approximately 11% and 5%, respectively, as the mine equipment fleet continued to operate efficiently while working to open up new mining areas for the 2015 mine plan. During the third quarter of 2014, following the June 2014 completion of the temporary repairs to the crushing system, we crushed 1.9 million ore tons. As discussed in the below Hycroft Expansion Projects - Heap Leach section, as of November 2014, due to declining metal prices, the decision was made to temporarily shut down the crusher. During the third quarters of 2014 and 2013, our waste to ore strip ratio (excluding stockpiled ore) was 3.7:1 and 0.7:1, respectively, and during the first nine months of 2014 and 2013 our waste to ore strip was 1.7:1 and 0.7:1, respectively. The mining of increased waste tons during the third quarter and first nine months of 2014 resulted in lower third quarter production but was necessary to open up new mining areas for the 2015 mine plan. During the fourth quarter of 2014, we plan on lowering our strip ratio by focusing our efforts on mining increased ore tons with ore grades higher than those mined during the first nine months of 2014.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Quarterly Report on Form 10-Q titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Quarterly Financial Report: Third Quarter 2014 Financial Results	2

Exhibit 99.1 Press Release

Our adjusted cash costs per ounce1 (excluding write-down) during the third quarter and first nine months of 2014 were as expected as we continued to benefit from improved silver sales from solution processed through our Merrill-Crowe plants. During the third quarter and first nine months of 2014, we sold on average an additional 6.8 and 4.2 ounces of silver per gold ounce, respectively, which resulted in additional silver credits of $129 and $84, respectively, per gold ounce sold compared to the same periods of 2013. The increase in silver ounces sold helped to offset lower average realized silver prices and increases to our cash production costs. We recorded a $70.7 million write-down of ore on leach pads during the third quarter of 2014 which included $54.7 million of previously incurred cash production costs. This write-down negatively impacted our adjusted cash costs per ounce1 by $1,048 and $324 during the third quarter and first nine months of 2014.
Write-down of Production Inventories
During the first nine months of 2014, as discussed above, our production costs and non-cash depreciation and amortization costs per gold ounce increased. As noted in our Quarterly Report on Form 10-Q for the periods ended March 31 and June 30, 2014, these anticipated increased costs per gold ounce, together with a decline in metal price levels from June 30, 2014 to September 30, 2014, resulted in a $70.7 million write-down of ore on leach pads, consisting of $54.7 million of previously incurred cash production costs and $16.0 million of allocated depreciation and amortization costs. As of September 30, 2014, the carrying value of our ore on leach pads (current and non-current) subsequent to the write-down equaled the estimated market value calculated in accordance with our lower of cost or market accounting policy using period-end London Bullion Market Association prices of $1,216.50 per gold ounce and $17.11 per silver ounce. Further declines from September 30, 2014 metal price levels and/or future production costs per gold ounce greater than the September 30, 2014 carrying value per gold ounce included in ore on leach pads could result in, or contribute to, additional future write-downs of production-related inventories.
Hycroft Expansion Projects - Heap Leach
Although we crushed 1.9 million ore tons during the third quarter, as of November 2014, due to declining metal prices, the decision was made to temporarily shut down the crusher. At current metal prices, we believe the incremental benefit from increased recoveries does not exceed the total costs of running the crusher. Going forward, we plan to monitor metal price levels and our mine plan to identify the point at which we would expect increased revenues from crushed ore would considerably exceed the costs of running the crusher. Until such time, we do not expect to utilize the crusher for our heap leach operations.
Liquidity
At current metal price levels and using our future adjusted cash costs per ounce1, we believe future cash flows from operations, together with our $5.8 million of cash and cash equivalents and $75.0 million Revolver (availability of $58.6 million as of September 30, 2014), will allow us to meet our needs for working capital, capital expenditures, debt service, and other liquidity requirements associated with our operations for at least the next 12 months. Our adjusted cash costs per ounce1 (excluding write-down) for the first nine months of 2014 were $822. We estimate our future adjusted cash costs per ounce1 will approximate $825 to $850, which, when using the September 30, 2014 gold price of $1,216.50 per ounce, equates to our mining operations being capable of generating about $367 to $392 of cash per ounce of gold sold (based on our current cost estimates).

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Quarterly Report on Form 10-Q titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Quarterly Financial Report: Third Quarter 2014 Financial Results	3

Exhibit 99.1 Press Release

During the next 12 months, we expect to fulfill any future cash and liquidity needs that exceed our existing cash and cash equivalents balances and cash flow from mining operations (if any) by accessing our Revolver. Additionally, we continually evaluate all financing options and strategies that may improve our current liquidity and financial condition, are attainable on favorable and reasonable terms, and are permissible under our existing debt agreements. This may include, but is not limited to: the issuance of various forms of equity and/or debt securities or other instruments; arrangements such as joint ventures, royalty agreements, streaming transactions, or forward sales; the sale of long-lived assets, mineral properties, and/or equipment, particularly assets currently classified as held for sale; the restructuring of our asset retirement obligation surety bonds to reduce underlying restricted cash collateral requirements; and the novation of the portion of the cross currency swap held by non-Revolver lenders to a Revolver lender which may eliminate the requirement to collateralize the mark-to-market liability position with letters of credit, thereby increasing the amount available to us under the Revolver. As of September 30, 2014, we had issued $11.4 million of financial letters of credit under the Revolver to collateralize the cross currency swap.
Outlook
We expect our 2014 full year metal sales to approximate 220,000 to 230,000 ounces of gold and 1.9 million to 2.0 million ounces of silver. Due to our third quarter 2014 write-down of production inventories, our adjusted cash costs per ounce1 during the fourth quarter will be lower than previously expected but we believe will continue to approximate $850 per ounce (with silver as a byproduct credit and excluding write-down) for the full year. Our full year 2014 adjusted cash costs per ounce1 (including the impact of the third quarter 2014 write-down) are expected to approximate $1,075 to $1,100.
During the fourth quarter of 2014, we plan to focus our efforts on mining increased ore tons with ore grades higher than those mined during the first nine months of 2014.

Conference Call Information
Allied Nevada will host a conference call to discuss these results on Tuesday, November 4, 2014, at 8:00 am PT (11:00 am ET), which will be followed by a question and answer session. To listen in to the audio webcast, visit www.alliednevada.com.
To access the call, please dial:
Toll‐free in North America - 1‐866-233-4585
Outside of Canada & US - 1‐416-640-5946
An audio recording of the call will be archived on our website following the meeting.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Quarterly Report on Form 10-Q titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Quarterly Financial Report: Third Quarter 2014 Financial Results	4

Exhibit 99.1 Press Release

All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
The technical contents of this news release have been prepared under the supervision of Daniel Roth, Project Manager at M3 Engineering and Technology, and Tony Peterson, Corporate Mine Engineer at Allied Nevada Gold Corp., a Registered Professional Engineer in the State of Colorado #43867 who are Qualified Persons as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Technical Report dated May 21, 2014, which is filed www.sedar.com and available on our website. Allied Nevada intends to file a Technical Report summarizing the recently completed feasibility study within the required regulatory timeframe.
Non-GAAP Financial Measure
Adjusted Cash Costs Per Ounce
Adjusted cash costs per ounce is a non-GAAP financial measure, calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, cash portions of production costs written-down, the effective portion of any cash flow hedges, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of revenue earned from silver sales. Because we are a primary gold producer and our operations focus on maximizing profits and cash flows from the extraction and sale of gold, we believe that silver revenue is peripheral and not material to our key performance measures or our Hycroft Mine operating segment and, as such, adjusted cash costs per ounce is reduced by the benefit received from silver sales.
Adjusted cash costs per ounce provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods from the sale of gold. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
The table below presents a reconciliation between non-GAAP adjusted cash costs (excluding write-down), which is the numerator used to calculate non-GAAP adjusted cash costs per ounce (excluding write-down), to Production costs (GAAP) for the three and nine months ended September 30, 2014 and 2013 (in thousands, except ounces sold):

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Production costs	$55,071	$51,775	$166,796	$108,813
Less: Silver revenues	(10,401)	(4,092)	(28,102)	(12,362)
Adjusted cash costs, before write-down	$44,670	$47,683	$138,694	$96,451
Gold ounces sold	52,176	52,713	168,696	121,481
Adjusted cash costs per ounce, before write-down	$856	$905	$822	$794
Write-down of production inventories per ounce	1,048	—	324	—
Adjusted cash costs per ounce	$1,904	$905	$1,146	$794

Adjusted Net (Loss) Income
Adjusted net (loss) income is a non-GAAP financial measure, calculated by excluding exceptional or unusual charges and write-downs from reported net (loss) income. Management uses the non-GAAP financial measure Adjusted net (loss) income to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net (loss) income allows investors and analysts to compare the results of the continuing operations of the Company relating to the production and sale of minerals to similar operating results of other mining companies, by excluding exceptional or unusual items, including write-downs of production inventories. Management’s determination of the components of adjusted net (loss) income are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts.

Quarterly Financial Report: Third Quarter 2014 Financial Results	5

Exhibit 99.1 Press Release

The table below presents reconciliation between non-GAAP adjusted net (loss) income and net (loss) income (GAAP), using amounts reported on the Condensed Consolidated Statements of (Loss) Income and Comprehensive Income (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net (loss) income	$(62,414)	$4,971	$(57,706)	$18,019
Add adjustments:
Write-down of production inventories	70,690	—	70,690	—
Less:
Effective tax rate of above adjustments	(21,419)	—	(21,419)	—
Adjusted net (loss) income	$(13,143)	$4,971	$(8,435)	$18,019

Quarterly Financial Report: Third Quarter 2014 Financial Results	6

Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US dollars in thousands)

	(Unaudited)
	September 30, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$5,799	$81,470
Accounts receivable	1,804	8,227
Inventories	23,726	26,410
Ore on leachpads, current	188,263	206,504
Prepaids and other	6,652	10,857
Assets held for sale	45,564	47,357
Deferred tax assets, current	31,159	22,943
Current assets	302,967	403,768
Restricted cash	48,140	41,215
Stockpiles and ore on leachpads, non-current	121,724	116,192
Other assets, non-current	11,913	12,682
Plant, equipment, and mine development, net	864,745	890,271
Mineral properties, net	45,030	48,473
Total assets	$1,394,519	$1,512,601
Liabilities:
Accounts payable	$38,745	$67,958
Interest payable	12,481	3,402
Other liabilities, current	7,159	8,512
Debt, current	71,157	76,226
Asset retirement obligation, current	20	20
Current liabilities	129,562	156,118
Other liabilities, non-current	41,498	22,735
Debt, non-current	472,165	522,427
Asset retirement obligation, non-current	16,161	15,344
Deferred tax liabilities, non-current	8,225	18,928
Total liabilities	667,611	735,552
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.001 par value
Shares authorized: 200,000,000
Shares issued and outstanding: 104,438,336 and 104,043,169, respectively	104	104
Additional paid-in-capital	754,991	750,119
Accumulated other comprehensive income	4,367	1,674
(Accumulated deficit) retained earnings	(32,554)	25,152
Total stockholders’ equity	726,908	777,049
Total liabilities and stockholders’ equity	$1,394,519	$1,512,601

Quarterly Financial Report: Third Quarter 2014 Financial Results	7

Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(US dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue	$76,912	$76,741	$245,560	$184,929
Operating expenses:
Production costs	55,071	51,775	166,796	108,813
Depreciation and amortization	16,308	9,607	47,573	19,194
Write-down of production inventories	70,690	—	70,690	—
Total cost of sales	142,069	61,382	285,059	128,007
Exploration, development, and land holding	619	940	2,013	3,106
Accretion	273	165	818	494
General and administrative	5,290	3,675	17,284	15,481
Loss (gain) on dispositions or sales of mineral properties, net	2,679	1,441	(16,801)	1,441
Loss on assets classified as held for sale and asset dispositions, net	897	298	6,876	298
Separation and severance costs	—	3,011	—	5,933
(Loss) income from operations	(74,915)	5,829	(49,689)	30,169
Other income (expense):
Interest income	3	77	18	315
Interest expense	(11,358)	(5,361)	(28,474)	(13,683)
Other, net	18	343	(20)	(558)
(Loss) income before income taxes	(86,252)	888	(78,165)	16,243
Income tax benefit	23,838	4,083	20,459	1,776
Net (loss) income	(62,414)	4,971	(57,706)	18,019
Other comprehensive income (loss), net of tax
Change in fair value of effective portion of cash flow hedge instruments, net of tax	2,157	2,470	3,002	3,596
Settlements of cash flow hedges, net of tax	(12,001)	5,941	(13,346)	(8,055)
Reclassifications into earnings, net of tax	11,925	(5,913)	13,037	7,951
Other comprehensive income, net of tax	2,081	2,498	2,693	3,492
Comprehensive (loss) income	$(60,333)	$7,469	$(55,013)	$21,511
(Loss) income per share:
Basic	$(0.60)	$0.05	$(0.55)	$0.19
Diluted	$(0.60)	$0.05	$(0.55)	$0.18

Quarterly Financial Report: Third Quarter 2014 Financial Results	8

Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(US dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net (loss) income	$(62,414)	$4,971	$(57,706)	$18,019
Adjustments to reconcile net (loss) income for the period to net cash provided by (used in) operating activities:
Depreciation and amortization	16,308	9,607	47,573	19,194
Accretion	273	165	818	494
Loss (gain) on dispositions or sales of mineral properties, net	2,679	1,441	(16,801)	1,441
Loss on assets classified as held for sale and asset dispositions, net	897	298	6,876	298
Stock-based compensation	1,628	1,217	4,872	5,305
Deferred taxes	(23,747)	(3,097)	(20,368)	(2,145)
Write-down of production inventories	16,005	—	16,005	—
Other non-cash items	—	(291)	—	677
Changes in operating assets and liabilities:
Accounts receivable	1,275	348	6,423	49,541
Materials and supplies inventories	(1,206)	(1,052)	1,653	(6,498)
Production-related inventories	36,335	(23,640)	11,255	(100,565)
Prepaids and other	452	(2,968)	5,772	(5,870)
Assets held for sale	115	—	4,522	—
Accounts payable	10,109	11,313	4,663	(805)
Interest payable	8,644	8,452	9,079	8,452
Other liabilities	(2,133)	(260)	(2,495)	(1,226)
Asset retirement obligation	—	(3)	—	(31)
Net cash provided by (used in) operating activities	5,220	6,501	22,141	(13,719)
Cash flows from investing activities:
Additions to plant, equipment, and mine development	(6,304)	(88,208)	(73,918)	(285,286)
Proceeds from mineral property sale	—	—	20,000	—
Decreases (increases) in restricted cash	1,793	—	(6,925)	(9,375)
Additions to mineral properties	—	—	—	(51)
Proceeds from other investing activities	45	100	50	115
Net cash used in investing activities	(4,466)	(88,108)	(60,793)	(294,597)
Cash flows from financing activities:
Repayments of principal on capital lease and term loan obligations	(13,540)	(10,412)	(41,132)	(25,540)
Proceeds from revolving credit agreement borrowings	5,000	—	5,000	—
Payments of debt issuance costs	(27)	(251)	(887)	(1,263)
Proceeds from issuance of common stock	—	—	—	151,071
Payments of share issuance costs	—	(219)	—	(8,543)
Net cash (used in) provided by financing activities	(8,567)	(10,882)	(37,019)	115,725
Net decrease in cash and cash equivalents	(7,813)	(92,489)	(75,671)	(192,591)
Cash and cash equivalents, beginning of period	13,612	246,945	81,470	347,047
Cash and cash equivalents, end of period	$5,799	$154,456	$5,799	$154,456
Supplemental cash flow disclosures:
Cash paid for interest	$2,205	$2,746	$23,897	$23,315
Significant non-cash financing and investing activities:
Mining equipment acquired through debt financing	—	26,867	—	131,490
Accounts payable reduction through capital lease	—	—	—	2,560

Quarterly Financial Report: Third Quarter 2014 Financial Results	9